SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)
____________________

(913) 362-0510

(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$ 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

       Layne Christensen Company (the “Company”) held its Annual Stockholders Meeting on June 3, 2010. The stockholders considered and voted on three proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2010 Proxy Statement. The following is a brief description of the matters voted on at the Annual Stockholders Meeting and the final results of such voting:

       Proposal No. 1. Election of eight directors—David A.B. Brown, J. Samuel Butler, Robert R. Gilmore, Anthony B. Helfet, Nelson Obus, Jeffrey J. Reynolds, Rene J. Robichaud and Andrew B. Schmitt—to hold office for terms expiring at the 2011 annual meeting of stockholders:

       Final Results: The stockholders elected David A.B. Brown, J. Samuel Butler, Robert R. Gilmore, Anthony B. Helfet, Nelson Obus, Jeffrey J. Reynolds, Rene J. Robichaud and Andrew B. Schmitt as directors to hold office for terms expiring at the 2011 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier death, retirement, resignation or removal.

	For	Withheld Authority	Broker Non Votes
David A.B. Brown	12,653,408	3,555,231	1,305,469
J. Samuel Butler	15,742,551	466,088	1,305,469
Robert R. Gilmore	15,990,599	218,040	1,305,469
Anthony B. Helfet	12,646,110	3,562,529	1,305,469
Nelson Obus	12,656,357	3,552,282	1,305,469
Jeffrey J. Reynolds	16,045,061	163,578	1,305,469
Rene J. Robichaud	12,656,757	3,551,882	1,305,469
Andrew B. Schmitt	16,034,690	173,949	1,305,469

       Proposal No. 2: Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen Company’s independent auditors for the fiscal year ended January 31, 2011:

       Final Results: The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal 2011.

	For	Against	Abstain	Broker Non Votes
Deloitte & Touche LLP	17,391,243	118,683	4,181	0

       Proposal No. 3: Stockholder proposal regarding the preparation of a sustainability report:

       Final Results: The stockholder proposal regarding the preparation of a sustainability report has been approved by the stockholders.

	For	Against	Abstain	Broker Non Votes
Stockholder Proposal	8,705,732	5,724,527	1,778,379	1,305,469

       No other matters were voted upon at the meeting.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: June 7, 2010	By:	/s/ Jerry W. Fanska
Name: Jerry W. Fanska
Title: Senior Vice President—Finance